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
As Filed with the Securities and Exchange Commission on April 21, 1998

                                                   Registration No. 333-65577


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                        Post-Effective Amendment No. 1

                                      to

                                   Form S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     ASSOCIATES CORPORATION OF NORTH AMERICA
            (Exact name of registrant as specified in its charter)

Delaware                                74-1494554
State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)
                                        CHESTER D. LONGENECKER, Esq.
250 East Carpenter Freeway              Executive Vice President
Irving, Texas 75062-2729                and General Counsel
972-652-4000                            250 East Carpenter Freeway
Address, including zip code, and        Irving, Texas 75062-2729
telephone number, including area code,  972-652-4000
of registrant s principal offices)      (Name, address, including zip code,
                                         and telephone number, including area
                                         code, of agent for service)



                                   Copy to:

                             TIMOTHY M. HAYES, Esq.
                               P.O. Box 660237
                           Dallas, Texas 75266-0237






This post-effective amendment to the registration statement shall become effective upon order of the Commission acting pursuant to Section 8(c) of the Securities Act of 1933.
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

The Registrant filed its Registration Statement on Form S-3, No. 33-63577 on October 20, 1995 with the Commission, Amendment No. 1 to such registration filed on November 17, 1995, by the Company with the Commission, Amendment
No. 2 to such registration filed on November 30, 1995, by the Company with the Commission,which Registration Statement, as so amended, was declared effective by the Commission on December 4, 1995. Sales under such Registration Statement were terminated on April 21, 1998. Of the $7,600,000,000 original principal amount of Securities registered, $7,599,650,000 were sold leaving $350,000 principal amount of Securities remaining unsold at the time of termination of sales hereunder. The purpose of this Post-Effective Amendment No. 1 is to de-register such $350,000 principal amount remaining unsold pursuant to the undertaking of the Registrant contained in the Registration Statement.
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
                                SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, and State of Texas, on the 21st day of April 1998.

                                         ASSOCIATES CORPORATION OF NORTH AMERICA


                                    By: /s/ Chester D. Longenecker
                                        ----------------------------------
                                        Executive Vice President


Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed below by the following persons in the capacities and on the date indicated.


      Signature                          Title                       Date
*K. W. Hughes                 Chairman of the Board,
 K. W. Hughes)                 Principal Executive Officer
                               and Director

*Roy A. Guthrie               Senior Executive Vice President and
(Roy A. Guthrie)               Principal Financial Officer

                                                            April 21, 1998

 /s/John F. Stillo            Senior Vice President,
 (John F. Stillo)              Comptroller and Principal
                               Accounting Officer




*H. D. Marshall                Director
(H. D. Marshall)



----------

     *By signing his name hereto, Chester D. Longenecker signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.

                                         By:/s/ Chester D. Longenecker
                                            Chester D. Longenecker
                                            Attorney-in-Fact

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
                        INDEX TO EXHIBITS

                                                     Sequentially
Exhibit                                                Numbered
Number                   Exhibit                         Page
 25     -  Powers of Attorney (Previously Filed).

